Exhibit 99.1

PURE Bioscience Reports Fiscal First Quarter 2015 Financial Results

– August Financing Provides Foundation for National Sales Rollout Program of PURE® Hard Surface Disinfectant to SUBWAY® Restaurants – and Expanding Sales Network for Food Processors/Manufacturers –

SAN DIEGO, CA (December 11, 2014) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal first quarter ended October 31, 2014 (Fiscal Q1 2015).

Overview – Fiscal Q1 2015 to Present

The PURE management team continues to build upon the significant progress made over the last sixteen months to advance its focused business strategy to commercialize its SDC-based technology as a food safety solution:

Quick Service Restaurant (QSR)

•	October 2014 – SUBWAY® Restaurants* authorized PURE® Hard Surface disinfectant to be sold for use in all of its 27,000 U.S. stores.

•	Executing to plan for phased national sales rollout.

•	November 2014 – Initiated product production to support phased sales rollout in select markets.

•	Initial, modest sales orders began in November.

Food Processors/Manufacturers

•	This week announced White Paper results of Listeria remediation of a food processing facility with use of PURE® Hard Surface disinfectant to decontaminate shuttered plant.

•	Plant and equipment cleared by FDA for future use in food manufacturing.

•	Rollout plans in development with food processors/manufacturers for in-plant adoption.

•	Broadening market reach through selective sales collaboration with food plant sanitation service companies.

Direct Food Contact Processing Aid

•	November 2014 – Withdrew, without prejudice, our Food Contact Notification (FCN) to the FDA for raw poultry processing (test results indicated the ability to reduce Salmonella below detectable levels).

•	Communications on-going with FDA to assess additional data needed for FCN re-submission.

•	October 2014 – Submitted Food Contact Notification (FCN) to the FDA for produce processing, which also will be subject to our on-going discussions with the FDA to assess the additional data that may be required to support this FCN.

•	Test results indicated over a 100-fold improvement over current industry practices in reducing pathogens such as Listeria, E.coli and Salmonella.

*	SUBWAY® is a registered trademark of Doctor’s Associates, Inc.

•	September 2014 – Commenced initial testing for use as a processing aid for beef and pork.

•	Subject to updated guidance from the FDA, we expect to submit a Food Contact Notification (FCN) to the FDA for beef and pork processing in 2015.

•	Obtaining necessary FDA and USDA approvals would create access to an estimated addressable $1+ billion U.S. market for this new application for poultry, produce and meats.

Fundraising Success

•	In August 2014 – Closed a total of $7.9 million in an equity placement (includes $4 million from strategic investor Franchise Brands, LLC, created by the founders of SUBWAY® Restaurants). This financing provided adequate capital:

•	To fund operations for at least the next twelve months enabling the Company to focus on commercialization and revenue generation.

•	Help position PURE to pursue its stated objective of up-listing to a national exchange.

Summary of Results of Operations

Revenues for the first fiscal quarter of 2015 were $117,000, comparable with revenues of $115,000 for the first fiscal quarter of 2014. Total operating costs and expenses, excluding share-based compensation, other share-based expenses, and restructuring costs, for the first fiscal quarter of 2015 and 2014, were $1.4 million and $1.2 million, respectively. The fiscal first quarter 2015 net loss was ($1.9 million) compared with ($3.8 million) for fiscal first quarter 2014. Our pro forma net loss, adjusted for significant items, for fiscal first quarter 2014 and fiscal first quarter 2013 was ($1.3 million) and ($1.1 million), respectively.

Cash and cash equivalents, reported as of October 31, 2014, was $5.3 million. Total adjusted liabilities, excluding restructuring liabilities, were $686,000, a net reduction of $833,000, or 55%, compared with Fiscal Year 2014 adjusted total liabilities of $1,519,000.

As the Company continues to build on the early successes of its new business strategy, it intends to:

•	Accelerate and expand sales and distribution for its products into the food industry with a focus on a dual track of food safety market opportunities:

•	Hard Surface and Food Contact Surface disinfectant – commercialize the current EPA registered PURE® Hard Surface disinfectant and sanitizer for use in food service operations and food manufacturing.

•	Direct Food Contact – commercialize, subject to receiving both FDA and USDA approval, the use of SDC as a food processing and intervention aid for food processors for treating poultry, produce, beef and pork.

•	Establish strategic alliances to maximize the commercial potential of our technology platform.

•	Develop additional proprietary products and applications; and

•	Protect and enhance our intellectual property estate.

Calendar 2015 Goals

•	Secure customer adoption in food safety with 2+ national restaurant chains and 10+ national food processors;

•	Leverage outsourcing of operations and supply chain;

•	Provide incremental cost savings and increase production scale.

•	Subject to updated new guidelines from the FDA, submit and secure FDA and USDA authorization for use of SDC as a direct food contact/processing aid for poultry, produce, beef and pork;

•	License PURE distribution and SDC applications to non-core markets; and

•	Seek up-listing to a national stock exchange.

Hank R. Lambert, Chief Executive Officer, said that, “We were gratified that after extensive validation of our SDC technology, SUBWAY® authorized PURE Hard Surface for use in all of their U.S. stores. The phased national sales rollout is underway with encouraging initial results.

“We have also begun capitalizing on this important validation of our product in our ongoing sales efforts to introduce additional restaurant chains to the superior efficacy of SDC. We continue to see a growing interest in testing our products from multiple branded chains.

“We are experiencing success in positioning SDC as a preventive sanitation solution with a growing number of food processors. We intend to leverage the white paper we released yesterday detailing the successful use of PURE Hard Surface in remediating Listeria contamination in a closed processing plant, to accelerate this initiative.”

Lambert continued, “We have had no further update from the FDA since it advised us last month to withdraw our FCN for poultry without prejudice while the agency continues to evaluate new, non-SDC silver-related data. While we do not yet have an estimate of when we will be in a position to re-submit our FCN, in the meantime, we are being proactive and have initiated testing using additional processes and protocols that we are optimistic will further reduce residual silver levels.”

2014 Fiscal First Quarter Financial Results Conference Call

The Company will host an investor conference call on Thursday, December 11, 2014 at 1:30pm PST (4:30pm EST).

The Participant Dial-In Number for the conference call is 1-631-982-4565. Participants should dial in to the call at least five minutes before 1:30pm PST (4:30pm EST) on December 11, 2014. The call can also be accessed “live” online at http://public.viavid.com/index.php?id=112054.

A replay of the webcast will be available on the Company’s website (http://www.purebio.com/about/investor_relations). Also, a replay of the conference call will be available by dialing 1-877-870-5176 (international participants dial 1-858-384-5517) starting December 11, 2014, at 7:30pm EST through December 25, 2014 at 11:59 pm EST. Please use PIN Number 90612.

About PURE Bioscience, Inc.

PURE Bioscience, Inc. is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena – providing solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s cash position and liquidity requirements; the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including acceptance of the Company’s PURE Hard Surface disinfectant by SUBWAY® franchisees; the ability of the Company to develop effective new products and receive regulatory approvals of such products, including the required regulatory approvals to use its SDC-based technology as a direct food contact processing aid; competitive factors; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q filed on December 11, 2014. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contacts:

Peter C. Wulff, CFO & COO PURE Bioscience, Inc. 619-596-8600 ext.111 pwulff@purebio.com	Terri MacInnis, VP of IR Bibicoff + MacInnis, Inc. 818-379-8500 terri@bibimac.com	Tom Hemingway Redwood Investment Group 714-978-4425 tomh@redwoodfin.com

-Continued-

Pure Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended October 31,
	2014	2013
Net product sales	$117,000	$115,000

Operating costs and expenses
Cost of goods sold	45,000	36,000
Selling, general and administrative	1,192,000	925,000
Research and development	176,000	213,000
Share-based compensation	503,000	89,000
Other share-based expenses	131,000	—
Restructuring costs	—	2,684,000

Total operating costs and expenses	2,047,000	3,947,000

Loss from operations	(1,930,000)	(3,832,000)

Other income (expense)
Change in derivative liability	(1,000)	(58,000)
Interest expense, net	(2,000)	(3,000)
Other income (expense), net	(1,000)	49,000

Total other income (expense)	(4,000)	(12,000)

Net loss	$(1,934,000)	$(3,844,000)

Basic and diluted net loss per share	$(0.05)	$(0.19)

Shares used in computing basic and diluted net loss per share	37,029,203	20,701,547

Pure Bioscience, Inc.

Condensed Consolidated Balance Sheets

	October 31, 2014	July 31, 2014
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$5,331,000	$86,000
Accounts receivable, net	47,000	47,000
Inventories, net	231,000	249,000
Prepaid expenses	154,000	96,000

Total current assets	5,763,000	478,000

Property, plant and equipment, net	28,000	36,000
Patents, net	1,305,000	1,345,000

Total assets	$7,096,000	$1,859,000

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$510,000	$1,096,000
Restructuring liability	201,000	323,000
Accrued liabilities	154,000	401,000
Derivative liability	10,000	9,000

Total current liabilities	875,000	1,829,000
Deferred rent	12,000	13,000

Total liabilities	887,000	1,842,000

Commitments and contingencies (See Note 6)

Stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 100,000,000 shares authorized, 39,788,465 shares issued and outstanding at October 31, 2014, and 29,394,940 shares issued and outstanding at July 31, 2014	398,000	295,000
Additional paid-in capital	88,966,000	80,943,000
Accumulated deficit	(83,155,000)	(81,221,000)

Total stockholders’ equity	6,209,000	17,000

Total liabilities and stockholders’ equity	$7,096,000	$1,859,000

Pure Bioscience, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Three months ended October 31,
	2014	2013
Net loss, as reported	$(1,934,000)	$(3,844,000)

Add back significant items:
Share-based compensation	503,000	89,000
Other share-based expenses	131,000	—
Restructuring costs	—	2,684,000

Net loss, as adjusted for significant items	$(1,300,000)	$(1,071,000)